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EXHIBIT 21

KSL RECREATION GROUP, INC. AND SUBSIDIARIES
LIST OF SUBSIDIARIES OF THE COMPANY

KSL Arizona Holdings I, Inc.
KSL Arizona Holdings II, Inc.
KSL Arizona Holdings III, Inc.
KSL Arizona Holdings IV, Inc.
KSL Arizona Holdings V, Inc.
KSL Arizona Holdings VI, Inc.
KSL Arizona Holdings VII, Inc.
KSL Arizona Holdings VIII, Inc.
KSL Arizona Holdings IX, Inc.
KSL Arizona Holdings X, Inc.
KSL Arizona Holdings XI, Inc.
KSL Arizona Holdings XII, Inc.
KSL Biltmore Real Estate Company
KSL Biltmore Resort, Inc.
KSL Cactus Holdings, Inc.
KSL Claremont Resort, Inc.
KSL Desert Resorts, Inc.
KSL Florida Holdings, Inc.
KSL Florida Development Corporation
KSL Georgia Holdings, Inc.
KSL Golf Holdings, Inc.
KSL Grand Traverse Holdings, Inc.
KSL Grand Traverse Land, Inc.
KSL Grand Traverse Realty, Inc.
KSL Grand Traverse Resort, Inc.
KSL Grand Wailea Hospitality Corporation
KSL Grand Wailea Resort, Inc.
KSL Hawaii Holdings I, Inc.
KSL Hawaii Holdings II, Inc.
KSL Hawaii Holdings III, Inc.
KSL Hawaii Holdings IV, Inc.
KSL Hawaii Holdings V, Inc.
KSL Hotel Corp.
KSL La Costa Corporation
KSL La Quinta Corporation
KSL Lake Lanier, Inc.
KSL Lake Chabot, Inc.
KSL Real Estate Company
KSL Resorts Group, Inc.
KSL Silver Properties, Inc.
KSL Water Works, Inc.
Las Casitas Corporation

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EXHIBIT 21
KSL RECREATION GROUP, INC. AND SUBSIDIARIES LIST OF SUBSIDIARIES OF THE COMPANY